Exhibit 107

Calculation of Filing Fee Table

424(b)(5)

(Form Type)

AvalonBay Communities, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee(1)
Fees to Be Paid	Equity	Common Stock, $0.01 par value per share	Rule 457(o)	--	--	$1,000,000,000	0.00011020	$110,200
	Total Offering Amounts					$1,000,000,000		$110,200
	Total Fees Previously Paid							--
	Total Fee Offsets							--
	Net Fee Due							$110,200

(1) Calculated in accordance with Rule 457(o) under the Securities Act of 1933, as amended (the “Securities Act”) based on the proposed maximum aggregate offering price. This “Calculation of Registration Fee” table shall be deemed to update the “Calculation of Registration Fee” table in the registrant’s Registration Statement on Form S-3 (File No. 333-253532) in accordance with Rules 456(b) and 457(r) under the Securities Act.